Exhibit 4.2

INCORPORATED OF THE STATE UNDER OF DELAWARE THE LAWS SATSUMA PHARMACEUTICALS, INC. CUSIP 80405P 10 7 CERTAIN SEE REVERSE DEFINITIONS FOR THIS CERTIFIES THAT IS THE RECORD HOLDER OF FULLY PAID AND NON-ASSESSABLE SATSUMA SHARES PHARMACEUTICALS, OF COMMON STOCK, $0.0001 INC. PAR VALUE PER SHARE, OF transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: ALAN SECRETARY MENDELSON JOHN PRESIDENT KOLLINS COUNTERSIGNED AMERICAN AND STOCK REGISTERED: TRANSFER TRUST& COMPANY, LLC (BROOKLYN, NY) TRANSFER AND REGISTRAR AGENT BY: AUTHORIZED SIGNATURE SEAL CORPORATE DELAWARE SATSUMA PHARMACEUTICALS, INC.

SATSUMA PHARMACEUTICALS, INC. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM— as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in commom UNIF GIFT MIN ACT –– (Cust) Custodian (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises. Dated NOTICE: THE THE CERTIFICATE SIGNATURE TO IN EVERY THIS ASSIGNMENT PARTICULAR, MUST WITHOUT CORRESPOND ALTERATION WITH OR ENLARGEMENT THE NAME AS WRITTEN OR ANY CHANGE UPON THE WHATEVER. FACE OF Signature(s) Guaranteed: THE (BANKS, SIGNATURE(S) STOCKBROKERS, SHOULD SAVINGS BE GUARANTEED AND LOAN BY ASSOCIATIONS AN ELIGIBLE AND GUARANTOR CREDIT UNIONS INSTITUTION WITH MEMBERSHIP TO S.E.C. RULE IN 17Ad-15. AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT ABnote North America SATSUMA PROOF PHARMACEUTICALS, OF: AUGUST 27, 2019 INC. 711 ARMSTRONG (931) LANE, 388-3003 COLUMBIA, TN 38401 WO - 19000348 BACK OPERATOR: DKS SALES: HOLLY GRONER 931-490-7660 REV. 1 PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF